EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
THE TOWN AND COUNTRY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-12056	52-6613091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Lombard Street, Baltimore, MD	21202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code:   (410) 539-7600
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2005, The Town and Country Trust has entered into a First Supplemental Indenture, dated as of December 1, 2005, by and between Town and Country and the Trustee named therein, to amend the Indenture, dated August 4, 2003, to correct an inaccuracy therein as to the calculation of the conversion rate on Town and Country’s 5.375% Senior Notes due 2023. A copy of the First Supplemental Indenture is filed herewith as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          Not applicable.
     (b) Pro forma financial information
          Not applicable.
     (c) Exhibits
          4.1 First Supplemental Indenture, dated as of December 1, 2005, by and between The Town and Country Trust and The Bank of New York, as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TOWN AND COUNTRY TRUST
By:	/s/ Alan W. Lasker

Alan W. Lasker Senior Vice President and Chief Financial Officer
Dated: December 21, 2005